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                                                                    Exhibit 23.3

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-57242, 33-89772, 33-99766, 33-93790, 33-80265, and 333-02256 of Boston
Scientific Corporation on Form S-8 and Registration Statement No. 333-03022 of Boston Scientific Corporation on Form S-3 of our report dated April 13, 1995 (August 24, 1995 as to Note G) (relating to the consolidated financial statements of SCIMED Life Systems, Inc., not presented separately herein) included in and incorporated by reference in this Annual Report on Form 10-K of Boston Scientific Corporation for the year ended December 31, 1996.


DELOITTE & TOUCHE LLP
Minneapolis, Minnesota
March 26, 1997